UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2008

Kelyniam Global, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-52569	20-4130012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	1100 North University Avenue Suite 135 Little Rock, Arkansas (Address of principal executive offices)	72207 (Zip Code)

 (800) 280-8192
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On May 6, 2008, Kelyniam Global, Inc., a Nevada corporation entered into an Agreement and Plan of Merger (the “Merger Agreement”) with M2-Systems, LLC, a leading provider in the rapid prototype industry, for $406,080.00 cash acquisition.

The acquisition of M2-Systems, LLC will be conducted by means of a cash offer (the “Offer”) for all outstanding debt in the amount of $166,080 and fixed assets of equipment used in daily operations, valued at approximately $271,000, currently owned by an officer of M2-Systems, LLC with a lease-to-own balance in the amount of $240,000.  Kelyniam Global, Inc. expects to commence this acquisition promptly.

Certain directors and officers of M2-Systems, LLC have agreed to extend full ownership all of their assets and debt in connection with this Offer to Kelyniam Global, Inc.  The directors and officers of M2-Systems, LLC currently hold 100% of M2-Systems, LLC assets and outstanding debt, which primarily resulted when M2-Systems, LLC incurred debt in the acquisition of assets through financing.

Under the Merger Agreement, after completion of the Offer and the satisfaction or waiver of all of the conditions to the merger including, if required, a vote of M2-Systems, LLC’s officers, M2-Systems, LLC will be merged with and into Kelyniam Global, Inc, with M2-Systems, LLC becoming a direct wholly owned subsidiary of Kelyniam Global, Inc.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Cautionary Note Regarding Merger Agreement

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about M2-Systems, LLC or Kelyniam Global, Inc.  In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by M2-Systems, LLC as well as Kelyniam Global, Inc. in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between M2-Systems, LLC and Kelyniam Global, Inc. rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about M2-Systems, LLC or Kelyniam Global, Inc.

Cautionary Statements

This filing and the exhibits attached hereto contain forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Kelyniam Global, Inc. and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, M2-Systems, LLC business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described from time to time in Kelyniam Global, Inc. Securities and Exchange Commission reports, including but not limited to the risks described in Kelyniam Global, Inc. Annual Report on Form 10K-SB for the fiscal year ended December 31, 2007.   Kelyniam Global, Inc. assumes no obligation and does not intend to update these forward-looking statements.

Additional Information

THE CASH OFFER DESCRIBED IN THIS FILING AND THE EXHIBITS ATTACHED HERETO HAVE NOT COMMENCED. THE DESCRIPTION CONTAINED HEREIN IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY ASSETS OR OUTSTANDING DEBT. THE SOLICITATION AND THE OFFER TO BUY ALL ASSETS AND OUTSTANDING DEBT OF M2-SYSTEMS, LLC WILL ONLY BE MADE PURSUANT TO A CASH OFFER BETWEEN M2-SYSTEMS, LLC AND KELYNIAM GLOBAL, INC.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated May 6, 2008, by and among Kelyniam Global, Inc., Inc and M2-Systems, LLC (filed herewith)
99.1	Text of Press Release issued by Kelyniam Global, Inc., dated May 7, 2008, entitled “Kelyniam Global, Inc. to acquire M2-Systems.” (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2008	KELYNIAM GLOBAL, INC.

	By:	/s/ James Ketner
James Ketner
President/CEO/Chairman

By:	/s/ Michelle LynRay
Michelle LynRay
Secretary/Treasurer/Director

By:	/s/ John Mastoloni
John Mastoloni
Vice President/Director

By:	/s/ Alexander Borges dos Santos
Alexander Borges dos Santos
Vice President/Director

By:	/s/ Richard Owston
Richard Owston
Director